EXHIBIT 32

Certification Pursuant to 18 U.S.C. § 1350 (Section 906 of Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of Burzynski Research Institute, Inc. (the “Company”) on Form 10-KSB for the period ending February 29, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Burzynski Research Institute, Inc. and will be retained by Burzynski Research Institute, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 28, 2004	/s/ Stanislaw R. Burzynski
Stanislaw R. Burzynski, President, Secretary,
Treasurer (Chief Financial Officer), and Chairman of the Board of Directors